                                                        Exhibit No. EX-99.d.2.h.

                             SUB-ADVISORY AGREEMENT

     AGREEMENT  dated  this  7th  day  of  August,  2006  among  DFA  INVESTMENT
DIMENSIONS  GROUP INC., a Maryland  corporation  (the "Fund"),  DIMENSIONAL FUND
ADVISORS  INC., a Delaware  corporation  ("DFA") and DFA  Australia  Limited,  a corporation organized under the laws of New South Wales ("DFA Australia").

     WHEREAS,  DFA is the investment  advisor to all the portfolios of the Fund, including Emerging Markets Social Core Portfolio (the "Portfolio"); and

     WHEREAS,  the Portfolio  invests in "Asia Pacific  Stocks" as  categorized, defined and limited in accordance with the Fund's prospectus; and

     WHEREAS,  DFA Australia  personnel have expertise in certain business areas pertinent to the business  operations  of the  Portfolios  and the  selection of brokers or dealers  and the  execution  of trades with  respect to Asia  Pacific
Stocks; and

     WHEREAS,  DFA wishes to retain DFA Australia as sub-advisor with respect to the Portfolio,  and DFA Australia  wishes to act as sub-advisor,  upon the terms hereinafter set forth.

     NOW,  THEREFORE,  in consideration of the premises and mutual covenants and conditions contained herein, the parties hereto agree as follows:

     1. Services To Be Performed.  DFA hereby employs subject to approval by the
Board of Directors of the Fund and supervision by DFA, DFA Australia to furnish, at DFA  Australia's  expense,  the services  described below with respect to the
Portfolio:

          a.   DFA  Australia  shall have the authority  and  responsibility  to select  brokers  or dealers  to  execute  purchases  and sales of
               eligible  securities  for  the  Portfolio.   Such  authority  and
               responsibility shall include,  without limitation,  (i) providing investment  and ancillary  services for DFA and  determining  the best and most  efficient  means of  purchasing  and selling  such
               portfolio   securities   in  order  to  receive  best  price  and
               execution;  and (ii) allocating trades among brokers and dealers, including any affiliate of the Fund or of any investment  advisor or  affiliate  thereof,  subject to Section 17 of the  Investment
               Company Act of 1940. In carrying out its  obligations  hereunder,
               DFA Australia will act with a view to the Portfolio's  objectives as set forth in the Fund's  registration  statement and otherwise communicated to DFA Australia by DFA, including the objectives of receiving best price and execution for portfolio transactions and of causing as little price fluctuation as possible. DFA Australia shall not  receive  any  commission  or rebate from any broker or dealer  to whom it  allocates  trades  nor shall it  receive  any commission from DFA based upon the allocation of trades. DFA will advise  DFA  Australia  of  changes  in the  Fund's  Articles  of
               Incorporation,   bylaws,  and  registration   statement  and  any
               objectives  not appearing  therein as they may be relevant to DFA
               Australia's performance under this Agreement. DFA will furnish to
               DFA Australia reports on cash available for investment and needed for redemption payments. DFA shall be responsible to the Board of
               Directors  of the  Fund  for  the  preparation  of  schedules  of securities  eligible  for  purchase  and  sale  by the  Portfolio
               ("execution  schedules"),  and shall prepare such schedules on at least a  semi-annual  basis,  it  being  understood  that DFA may consult  with DFA  Australia  in  connection  therewith,  and may delegate to DFA Australia the preparation of such  schedules.  On at least a  semi-annual  basis DFA will  review  the  Portfolio's holdings, make, itself or in consultation with DFA Australia, any necessary  adjustments to the execution  schedules and review the securities  trading  process and  executions.  DFA  Australia  is authorized to have orders  executed for more or fewer shares than set forth on the execution  schedules when market  conditions and other factors  permit or require,  provided  that such  variances from the execution  schedules are within the parameters agreed to by DFA from  time to time or in  specific  cases.  DFA  Australia shall report the results of all trading  activities  and all such other  information  relating to  portfolio  transactions  for the
               Portfolio as DFA may reasonably  request, on a daily basis to DFA and  any  other  entity  designated  by  DFA,  including  without limitation  the custodian of the Portfolio.  DFA Australia  shall
               review  and   coordinate   its  agency   trading  and   execution
               strategies,  practices  and  results  with DFA as  frequently  as reasonably requested.

          b.   DFA Australia shall maintain,  and  periodically  review with DFA and the Fund,  policies  and  procedures  necessary to ensure the effectiveness  of  on-line  communications  systems  between  DFA
               Australia, DFA and the Fund.

          c.   DFA Australia shall periodically provide DFA with data concerning the Asia Pacific equity market; and it shall maintain and provide to DFA current  financial  information  with  respect to specific
               Asia Pacific  stocks on the  execution  schedules.  DFA Australia shall also  furnish  DFA with  advice and  information  regarding securities  of Asia Pacific  companies and shall provide DFA with such recommendations in connection with the investment therein by the Portfolio as DFA Australia shall deem necessary and advisable in  light  of  the  investment  objective  and  policies  of  the
               Portfolio.

     2. Compensation.  For the services provided by DFA Australia  hereunder DFA shall pay DFA Australia a fee equal to $13,000 U.S. dollars per year, to be paid on a quarterly  basis.  In the event that this  Agreement is terminated at other than quarter-end, the fee for such quarter shall be prorated.

     3. Liability of DFA Australia. Except as provided by the next sentence, DFA
Australia  shall not be liable  for any error of  judgment  or of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates,  except loss  resulting  from willful  misfeasance,  bad faith or gross negligence on the part of DFA Australia in the  performance  of its  obligations and duties or by reason of its reckless  disregard of its obligations and duties under this  Agreement.  The  foregoing  sentence does not apply to any liability which  DFA  Australia  or any  affiliate  thereof  may have  arising  out of the execution by it of portfolio transactions for the Fund.

     4. Term. This Agreement shall become  effective on August 7, 2006 and shall remain in effect until August 7, 2007,  unless sooner  terminated as hereinafter provided and shall continue in effect from year to year thereafter,  but only so long as such continuance is specifically approved, at least annually, by (a) the vote of a majority of the Fund's directors, or (b) the vote of a majority of the outstanding voting securities of the Portfolio and (c) the vote of a majority of those  directors who are not parties to this Agreement or interested  persons of any such  party  (except as  directors  of the Fund) cast in person at a meeting called  for the  purpose  of voting  on such  approval.  The  terms  "interested persons" and "vote of a majority of the  outstanding  voting  securities"  shall have the  meanings  respectively  set  forth in  Section  2(a)(19)  and  Section
2(a)(42) of the Investment Company Act of 1940.

     This  Agreement  may be  terminated  by DFA or by DFA Australia at any time without  penalty on ninety (90) days' written  notice to the other party hereto, and may also be terminated at any time without penalty by the Board of Directors of the Fund or by vote of the  holders of a majority of the  outstanding  voting securities of the Portfolio on sixty (60) days' written  notice to DFA Australia by the Fund.

     This  Agreement  shall   automatically   terminate  in  the  event  of  its
assignment.  The term  "assignment"  for this purpose shall have the meaning set forth in Section 2(a)(4) of the Investment Company of 1940.

     This Agreement shall automatically  terminate with respect to the Portfolio in the event that the Investment  Advisory  Agreement for the Portfolio  between
DFA and the Fund is terminated, assigned or not renewed.

     5. DFA Australia will promptly notify DFA and the Fund of any change in the composition of its Board of Directors.

     6. Notice.  Any notice under this Agreement shall be in writing,  addressed and delivered or mailed,  postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices.

                            [signature page follows]

     IN WITNESS  WHEREOF,  DFA,  DFA  Australia  and the Fund have  caused  this
Agreement to be executed as of the day and year above written.

                                            DIMENSIONAL FUND ADVISORS INC.

                                            By:    /s/ Michael T. Scardina
                                            Name:  Michael T. Scardina
                                            Title: VP & CFO

                                            DFA AUSTRALIA LIMITED

                                            By:    /s/ Andrew Cain
                                            Name:  Andrew Cain
                                            Title: Director

                                            DFA INVESTMENT DIMENSIONS GROUP INC.

                                            By:    /s/ Jeff J. Jeon
                                            Name:  Jeff J. Jeon
                                            Title: Vice President